                                                                    EXHIBIT 99.4

                                                                  EXECUTION COPY

                        RECONSTITUTED SERVICING AGREEMENT


         THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of July, 2002, by and between LEHMAN BROTHERS BANK, FSB, a federal savings bank (the "Seller" or "Lehman Brothers Bank, FSB"), and BANK OF AMERICA, N.A., a national banking association (referred to herein as the "Servicer"), recites and provides as follows:

                                    RECITALS

         WHEREAS, the Seller acquired certain conventional, residential, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") from the Servicer, which Mortgage Loans were either originated or acquired by the Servicer pursuant to a Mortgage Loan Sale and Servicing Agreement between Lehman Brothers Bank, FSB, as "Purchaser," and the Servicer, as "Seller" and as "Servicer," dated January 25, 2002 for Adjustable-Rate Mortgage Loans, Loan Package LBB02-1 (the "MLSSA") which is annexed hereto as Exhibit B

         WHEREAS, the Seller has conveyed certain Mortgage Loans identified on Exhibit C hereto (the "Serviced Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to JPMorgan Chase Bank (the "Trustee"), pursuant to a trust agreement, dated as of July 1, 2002 (the "Trust Agreement"), among the Trustee, Aurora Loan Services Inc., as master servicer ("Aurora," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO.

         WHEREAS, the Serviced Mortgage Loan are currently being serviced by the Servicer pursuant to the MLSAA.

         WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

         WHEREAS, the Seller and the Servicer agree that the provisions of the MLSSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

         WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

         WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

                                    AGREEMENT

         1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the MLSSA incorporated by reference herein (regardless if such terms are defined in the MLSSA), shall have the meanings ascribed to such terms in the Trust Agreement.

         2. Custodianship. The parties hereto acknowledge that U.S. Bank, National Association will act as custodian of the Serviced Mortgage Files for the Trustee pursuant to the Trust Agreement.

         3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the MLSSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the MLSSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

         4. Trust Cut-off Date. The parties hereto acknowledge that by operation of Subsection 11.05 and Subsection 11.15 of the MLSSA, the remittance on August 19, 2002 to the Trust Fund is to include principal due after July 1, 2002 (the "Trust Cut-off Date") plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Subsection 11.15 of the MLSSA.

         5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the SASCO 2002-16A Trust Fund (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as Lehman Brothers Bank, FSB under the MLSSA to enforce the obligations of the Servicer under the MLSSA and the term "Purchaser" as used in the MLSSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the content requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Subsection 13.01 of the MLSSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of obligations of Lehman Brothers Bank, FSB under the MLSSA and in connection with the performance of the Master Servicer's duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

         6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by the Servicer in Subsection 7.01 of the MLSSA) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

         7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

         All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

                  Aurora Loan Services, Inc.
                  2530 South Parker Road
                  Suite 601
                  Aurora, Colorado 80014
                  Attn:  E. Todd Whittemore, Master Servicing,
                  SASCO 2002-16A
                  Telephone:  (303) 632-3000
                  Facsimile:  (303) 632-3001

         All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled to the following wire account:

                  JPMorgan Chase Bank
                  New York, New York
                  ABA#:  021-000-021
                  Account Name:  Aurora Loan Services Inc.,
                                 Master Servicing Payment Clearing Account
                  Account Number:  066-611059
                  Beneficiary:  Aurora Loan Services, Inc.
                  For further credit to:  SASCO 2002-16A

         All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

                  JPMorgan Chase Bank
                  450 West 33rd Street, 15th Floor
                  New York, New York  10001-2697
                  Attention:  Corporate Trust Services Group
                  Telephone:  (212) 946-7054
                  Facsimile:   (212) 946-3240

         All notices required to be delivered to the Seller hereunder shall be delivered to the Seller, at the following address:

                  Lehman Brothers Bank, FSB
                  745 7th Avenue, 8th Floor
                  New York, New York  10019
                  Attention:  Gary Taylor
                  Telephone:  (212) 526-7527
                  Facsimile:  (212) 526-0323

         All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the MLSSA.

         8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Executed as of the day and year first above written.

                                LEHMAN BROTHERS BANK, FSB,
                                  as Seller



                                By:
                                    ----------------------------------------
                                     Name:   Gary Taylor
                                     Title:  Vice President


                                BANK OF AMERICA, N.A.,
                                    as Servicer



                                By:
                                    ----------------------------------------
                                     Name:
                                     Title:

Acknowledged:

AURORA LOAN SERVICES INC.,
as Master Servicer


By:
    ------------------------------------
Name:    E. Todd Whittemore
Title:   Executive Vice President

JPMORGAN CHASE BANK,
as Trustee


By:
    ------------------------------------
Name:    Aranka Paul
Title:   Assistant Vice President

                                    EXHIBIT A

                           Modifications to the MLSSA


1. Unless otherwise specified herein, any provisions of the MLSSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole-Loan Transfers, Agency Transfers and Securitizations , and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement. The exhibits to the MLSSA and all references to such exhibits shall also be disregarded.

2. A new definition of "Best Efforts" is hereby added to Section 1 to immediately follow the definition of "Assignment of Mortgage", to read as follows:

                  Best Efforts: Efforts determined to be reasonably diligent by the Servicer in its reasonable discretion. Such efforts do not require the Servicer to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Servicer to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

3. The definition of "Eligible Investments" in Section 1 is hereby amended in its entirety to read as follows:

                  Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                           (i) direct obligations of, and obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                           (ii) federal funds, or demand and time deposits in,
                  certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                           (iii) repurchase agreements collateralized by Direct
                  Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                           (iv) securities bearing interest or sold at a
                  discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

                           (v) commercial paper (including both
                  non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

                           (vi) a Qualified GIC;

                           (vii) certificates or receipts representing direct
                  ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                           (viii) any other demand, money market, common trust
                  fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time, provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

4. A new definition of "Ginnie Mae" is hereby added to Section 1 to immediately follow the definition of "Freddie Mac," to read as follows:

                  Ginnie Mae: The Government National Mortgage Association, or any successor thereto.

5. The definition of "Mortgage Loan" in Section 1 is hereby amended in its entirety to read as follows:

                  Mortgage Loan: An individual servicing retained Mortgage Loan which has been purchased from the Servicer by Lehman Brothers Bank, FSB and is subject to this Agreement, being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

6. The definition of "Mortgage Loan Schedules" in Section 1 is hereby amended in its entirety to read as follows:

                  Mortgage Loan Schedules: The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans which were purchased from the Servicer by Lehman Brothers Bank, FSB, which Mortgage Loan Schedule is attached as Exhibit C to this Agreement.

7. The definition of "Opinion of Counsel" in Section 1 is hereby amended by adding the following proviso at the end of such definition:

                  provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Servicer and the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or the Master Servicer of the Mortgage loans as an officer, employee, director or person performing similar functions.

8. The definition of "P&I Advance" in Section 1 is hereby amended in its entirety to read as follows and moved in Section 1 to immediately follow the definition of "MERS":

                  Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer which may support such determinations.

9. A new definition of "Prepayment Interest Shortfall Amount" is hereby added to Section 1 to immediately follow the definition of "Person," to read as follows:

                  Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

10. The definition of "Principal Prepayment" is hereby amended and restated to read as follows:

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment charge or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

11.      A new definition of "Principal Prepayment Period" is hereby added to
         Section 1 to immediately follow the definition of "Principal Prepayment," to read as follows:

                  Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

12. A new definition of "Qualified Depository" is hereby added to Section 1 to immediately follow the definition of "Qualified Appraiser," to read as follows:

                  Qualified Depository: Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least "A-1+" by Standard & Poor's if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least "AA-" by Standard & Poor's if the deposits are to be held in the account for more than 30 days, or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or
                  (iii) Lehman Brothers Bank, F.S.B., a federal savings bank.

13. A new definition of "Qualified GIC" is hereby added to Section 1 to immediately follow the definition of "Qualified Depository", to read as follows:

                  Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

                           (a) be an obligation of an insurance company or other
                  corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

                           (b) provide that the Servicer may exercise all of the
                  rights under such contract or surety bond without the necessity of taking any action by any other Person;

                           (c) provide that if at any time the then current
                  credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

                           (d) provide that the Servicer's interest therein
                  shall be transferable to any successor Servicer or the Master Servicer hereunder; and

                           (e) provide that the funds reinvested thereunder and
                  accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

14. A new definition of "Rating Agency" is hereby added to Section 1 to immediately follow the definition of "Qualified GIC," to read as follows:


                  Rating Agency: Any of Fitch Ratings, Moody's Investors Service, Inc. or Standard & Poor's, A Division of The McGraw-Hill Companies, Inc., or any successor of the foregoing.


15. The definition of "Servicing Fee" in Section 1 is hereby amended in its entirety to read as follows:

                  Servicing Fee: An amount equal to one-twelfth the product of
                  (a) the Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

16. The parties acknowledge that Section 2 shall be inapplicable to this Agreement.

17. The parties acknowledge that the provisions of Section 3 are superseded by Exhibit C attached hereto.

18. The parties acknowledge that Section 4 shall be inapplicable to this Agreement.

19. The parties acknowledge that Section 5 shall be inapplicable to this Agreement.

20. The parties hereto acknowledge that Section 6 (Delivery of Mortgage Loan Documents) of the MLSSA shall be (i) superseded by the provisions of the Custodial Agreement, and (ii) modified to indicate that the Servicer shall prepare and execute at the direction of Lehman Brothers Bank, FSB any note endorsements in connection with the transfer of the Mortgage Loans to the Trust Fund as the Owner of the Mortgage Loans and that Lehman Brothers Bank, FSB shall pay for any fees associated with the preparation and execution of such note endorsements to the Trust Fund.

21. Subsection 7.03 (Remedies for Breach of Representations and Warranties) is hereby amended in its entirety to read as follows:

                           It is understood and agreed that the representations
                  and warranties set forth in Subsection 7.02 shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer. Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

                           Within 60 days of the earlier of either discovery by
                  or notice to the Servicer of any breach of a representation or warranty set forth in Subsection 7.02 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Subsection 14.03.

                           In addition, the Servicer shall indemnify (from its
                  own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Subsection 7.03 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

                           Any cause of action against the Servicer relating to
                  or arising out of the breach of any representations and warranties made in Subsection 7.02 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

22. The parties acknowledge that Section 8 shall be inapplicable to this Agreement.

23. The parties acknowledge that Section 9 shall be inapplicable to this Agreement.

24. The parties acknowledge that Section 10 shall be inapplicable to this Agreement.

25. Subsection 11.01 (Servicer to Act as Servicer; Subservicing) is hereby amended as follows:

                  (i) by deleting the fifth paragraph of such subsection and replacing it with the following:

                           Consistent with the terms of this Agreement, the
                  Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Master Servicer, the Trustee or the Trust, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

                  (ii) by adding the following to the end of the fifth paragraph of such subsection:

                  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

26. Subsection 11.03 (Collection of Mortgage Loan Payments) is hereby amended by replacing the words "Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full" in the first and second lines thereof to "Continuously from the Closing Date until the date the Mortgage Loans cease to be subject to this Agreement".

27. Subsection 11.04 (Establishment of Custodial Account; Deposits in Custodial Account) is hereby amended as follows:

         (a) the words "Bank of America, N.A. in trust for Lehman Brothers Bank, FSB as Purchaser of Mortgage Loans and various Mortgagors" in the fourth and fifth lines of the first paragraph shall be replaced by the following words: "Bank of America, N.A. in trust for the SASCO 2002-16A Trust Fund";

         (b) the words "commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts" in the sixth, seventh and eighth lines of the first paragraph shall be replaced by the following words" "Qualified Depository";

         (c)      by amending clause (i) to read as follows:

                  (i) the amount of any Prepayment Interest Shortfall Amount paid out of the Servicer's own funds without any right to reimbursement therefor;

28. Subsection 11.05 (Withdrawals From the Custodial Account) is hereby amended as follows:

         (a) by replacing the last five lines of clause (c) with the following:

                  (c) Servicer's right thereto shall be prior to the rights of the Trust Fund; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund;

         (b) by deleting the word "and" at the end of clause (h), by replacing the period at the end of clause (i) with a semicolon and by adding the following new clauses (j) and (k):

                  (j) to invest funds in the Custodial Account in Eligible Investments in accordance with Subsection 11.04; and,

                  (k) to transfer funds to another Qualified Depository in accordance with Subsection 11.09 hereof.

29. Subsection 11.06 (Establishment of Escrow Account; Deposits in Escrow Account) shall be amended as follows:

         (a) by deleting the words "Bank of America, N.A., in trust for Lehman Brothers Bank, FSB as Purchaser of Mortgage Loans and various Mortgagors" in the fourth and fifth lines of the first paragraph, and replacing them with the following words:

                           "Bank of America, N.A., in trust for the SASCO 2002-16A Trust Fund";

         (b) by replacing the words "commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts" in the sixth, seventh and eighth lines of the first paragraph with the following words" "Qualified Depository".

30. Subsection 11.09 (Transfer of Accounts) is hereby amended by replacing the words "depository institution" with the words "Qualified Depository".

31. Subsection 11.13 (Title, Management and Disposition of REO Property) is hereby amended (i) by adding two new paragraphs after the second paragraph thereof to read as follows:

                  In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

                  Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
                  Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes;

                  (ii) by replacing the word "advances" in the eighth line of the third paragraph thereof with "Monthly Advances"; and,

                  (iii) by adding the following to the end of such Subsection:

                  Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.

32. Subsection 11.15 (Distributions) is hereby amended by adding the following after the second paragraph of such Subsection:

                           All remittances required to be made to the Master
                  Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

                  JPMorgan Chase Bank
                  New York, New York
                  ABA#:  021-000-021
                  Account Name:  Aurora Loan Services Inc.,
                                 Master Servicing Payment Clearing Account
                  Account Number:  066-611059
                  Beneficiary:  Aurora Loan Services, Inc.
                  For further credit to:  SASCO 2002-16A

33. Subsection 11.16 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

                  Subsection 11.16  Statements to Master Servicer.

                           Not later than the tenth calendar day of each month
                  (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (a) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month, (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer, (c) on a current and cumulative basis the amount of any (i) claims filed, (ii) claims payments made,
                  (iii) claims denied, (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by any PMI Policy and
                  (v) all such other information reasonably required by the Master Servicer and (d) the amount of any Monthly Advances made by the Servicer on such Monthly Remittance Date.

                           Beginning with the year 2003, the Servicer shall
                  prepare and file any and all tax returns, information statements or other filings for the portion of the tax year 2002 and the portion of subsequent tax years for which the Servicer has serviced some or all of the Mortgage Loans hereunder as such returns, information statements or other filings are required to be delivered to any governmental taxing authority or to the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Master Servicer with such information concerning the Mortgage loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return as the Master Servicer may reasonably request from time to time.

34. Subsection 11.20 (Annual Statement as to Compliance) is hereby amended and restated in its entirety to read as follows:

                  Subsection 11.20  Annual Officer's Certificate.

                           On or before July 31st of each year, beginning with
                  July 31, 2002, the Servicer, at its own expense, will deliver to Lehman Brothers Bank, FSB and the Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

35. Subsection 11.21 (Annual Independent Public Accountants' Servicing Report) is hereby amended and restated in its entirety to read as follows:

                  Subsection 11.21  Annual Audit Report.

                           On or before July 31 of each year, beginning with
                  July 31, 2002, Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to Lehman Brothers Bank, FSB and Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

36. Subsection 12.01 (Indemnification; Third Party Claims) is hereby amended and restated in its entirety to read as follows:

                           The Servicer shall indemnify Lehman Brothers Bank,
                  FSB, the Trust Fund, the Trustee and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Servicer immediately shall notify Lehman Brothers Bank, FSB, the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee in connection with such claim. The Servicer shall provide the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Subsection 12.01, and the Trustee from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Servicer.

37. Subsection 12.04 (Seller and Servicer Not to Resign) is hereby amended and restated in its entirety to read as follows:

         Subsection 12.04 Limitation on Resignation and Assignment by Servicer

                           The Servicer shall neither assign this Agreement or
                  the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Master Servicer, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Master Servicer to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder. In the event of such assignment by the Servicer, the Servicer shall provide the Trustee and the Master Servicer with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

38.      Subsection 13.01 (Events of Default) is hereby amended by:

         (a)      changing any reference to "Purchaser" to "Master Servicer"

         (b)      changing the word "three" to "two" in clause (a);

         (c) adding the words "within the applicable cure period" after the word "remedied" in the second line of the second paragraph; and

         (d) amending subclause (g) as follows: "the Servicer at any time is neither a Fannie Mae or Freddie Mac approved servicer, and the Master Servicer has not terminated the rights and obligations of the Servicer under this Agreement and replaced the Servicer with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval;".

39. Subsection 13.02 (Waiver of Defaults) is hereby amended by changing the reference to "Purchaser" in such Subsection to "Master Servicer with the prior written consent of the Trustee".

40. Subsection 14.01 (Termination) is hereby amended by (i) changing the word "Purchaser" to "Lehman Brothers Bank, FSB", (ii) adding the word "or" after clause (a), (iii) deleting all of clause (c) and (iv) deleting the last paragraph of such Subsection.

41. Subsection 14.02 (Termination of the Servicer Without Cause) is hereby amended by replacing the first reference to "Purchaser" with "Lehman Brothers Bank, FSB (with the prior consent of the Trustee)" and by replacing all other references to "Purchaser" with "Lehman Brothers Bank, FSB."

42. Subsection 14.03 (Successors to the Servicer) is hereby amended in its entirety to read as follows:

                           Simultaneously with the termination of the Servicer's
                  responsibilities and duties under this Agreement pursuant to Subsections 12.04, 13.01, 14.01 or 14.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, Lehman Brothers Bank, FSB, the Trustee and each Rating Agency (as such term is defined in the Trust

                  Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or Lehman Brothers Bank, FSB, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection 14.03 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 7 and the remedies available to the Trust Fund under Subsection 7.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                           Within a reasonable period of time, but in no event
                  longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

                           Any successor appointed as provided herein shall
                  execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Subsections 12.04, 13.01, 14.01 or 14.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                           The Servicer shall deliver within three (3) Business
                  Days of the appointment of a successor Servicer the funds in the Account and Escrow Account and all Collateral Files, Credit Files and related documents and statements held by it hereunder to the successor Servicer and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                           Upon a successor's acceptance of appointment as such,
                  the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

                           Except as otherwise provided in this Agreement, all
                  reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

43. The parties acknowledge that Section 22 shall be inapplicable to this Agreement.

44. Section 25 (Amendment) is hereby amended by replacing the words "by the Purchaser, he Seller and the Servicer by written agreement signed by the parties hereto" with the words "by written agreement by the Servicer and Lehman Brothers Bank, FSB, with the written consent of the Master Servicer and the Trustee".

45.      Section 29 (Successors and Assigns) is hereby deleted in its entirety.

46. Section 30 (Non-Solicitation) is hereby amended by replacing the words "the Purchaser" with "Lehman Brothers Bank, FSB" in each instance.

47. A new Section 31 (Intended Third Party Beneficiaries) is hereby added below Section 30 to read as follows:

                  Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

                                    EXHIBIT B

                   Mortgage Loan Sale and Servicing Agreement

                               [See Exhibit #99.6]

                                    EXHIBIT C

                       Schedule of Serviced Mortgage Loans

                             [Intentionally Omitted]

                                  EXHIBIT D-1

                  STANDARD LAYOUT FOR MONTHLY REMITTANCE ADVICE


FIELD NAME                          DESCRIPTION                                           FORMAT
----------                          -----------                                           ------
INVNUM                     INVESTOR LOAN NUMBER                                           Number no decimals
SERVNUM                    SERVICER LOAN NUMBER, REQUIRED                                 Number no decimals
BEGSCHEDBAL                BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED                    Number two decimals
                           BEGINNING TRAIL BALANDE FOR ACTUAL/ACTUAL, REQUIRED
SCHEDPRIN                  SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED             Number two decimals
                           ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
                           REQUIRED, .00 IF NO COLLECTIONS
CURT1                      CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE                    Number two decimals
CURT1DATE                  CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE                    DD-MMM-YY
CURT1ADJ                   CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE                Number two decimals
CURT2                      CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE                    Number two decimals
CURT2DATE                  CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE                    DD-MMM-YY
CURT2ADJ                   CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE                Number two decimals
LIQPRIN                    PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE           Number two decimals
OTHPRIN                    OTHER PRINCIPAL, .00 IF NOT APPLICABLE                         Number two decimals
PRINREMIT                  TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE       Number two decimals
INTREMIT                   NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,                   Number two decimals
                           .00 IF NOT APPLICABLE
TOTREMIT                   TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE                 Number two decimals
ENDSCHEDBAL                ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED               Number two decimals
                           ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
                           .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL                  ENDING TRIAL BALANCE                                           Number two decimals
                           .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE                 ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT              DD-MMM-YY
ACTCODE                    60 IF PAIDOFF, BLANK IF NOT APPLICABLE                         Number no decimals
ACTDATE                    ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE                    DD-MMM-YY
INTRATE                    INTEREST RATE, REQUIRED                                        Number seven decimals
                                                                                          Example .0700000 for 7.00%
SFRATE                     SERVICE FEE RATE, REQUIRED                                     Number seven decimals
                                                                                          Example .0025000 for .25%
PTRATE                     PASS THRU RATE, REQUIRED                                       Number seven decimals
                                                                                          Example .0675000 for 6.75%
PIPMT                      P&I CONSTANT, REQUIRED                                         Number two decimals
                           .00 IF PAIDOFF



                                     D-1-1

                                  EXHIBIT D-2

               STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

1.       Deal Identifier by Loan
2.       SBO Loan Number
3.       Loan Number
4.       Investor Loan Number
5.       Street Address
6.       City
7.       State
8.       Zip Code
9.       Original Loan Amount
10.      Origination Date
11.      First Payment Date
12.      Current Loan Amount
13.      Current Interest Rate
14.      Current P&I Payment Amount
15.      Scheduled Balance
16.      Scheduled Due Date
17.      Next Rate Adjustment Date
18.      Next Payment Adjustment Date
19.      Loan Term
20.      Loan Type
21.      Servicing Fee
22.      Product Type
23.      Property Type
24.      Ownership Code
25.      Actual Due Date
26.      Delinquency Status
27.      Reason for Default
28.      FC Flag
29.      Date Loan Reinstated
30.      FC Suspended Date
31.      Reason Suspended
32.      FC Start Date (referral date)
33.      Actual Notice of Intent Date
34.      Actual First Legal Date
35.      Date Bid Instructions Sent
36.      Date F/C Sale Scheduled
37.      Foreclosure Actual Sale Date
38.      Actual Redemption End Date
39.      Occupancy Status
40.      Occupancy Status Date
41.      Actual Eviction Start Date
42.      Actual Eviction Complete Date
43.      Loss Mit Workstation Status
44.      Loss Mit Flag
45.      Loss Mit Type
46.      Loss Mit Start Date


                                     D-2-1

47.      Loss Mit Approval Date
48.      Loss Mit Removal Date
49.      REO Flag
50.      Actual REO Start Date
51.      REO List Date
52.      REO List Price
53.      Date REO Offer Received
54.      Date REO Offer Accepted
55.      REO Scheduled Close Date
56.      REO Actual Closing Date
57.      REO Net Sales proceeds
58.      REO Sales Price
59.      Paid Off Code
60.      Paid in Full Date
61.      MI Certificate Number
62.      MI Cost
63.      Other Advance Expenses
64.      T&I Advances
65.      Interest Advances
66.      Liquidation Status
67.      BK Atty Fees & Costs
68.      FC Atty Fees & Costs
69.      Eviction Atty Fees & Costs
70.      Appraisal, BPO Costs
71.      Property Preservation Fees
72.      Actual  Claim Filed Date
73.      Actual Claim Amount Filed
74.      Claim Amount Paid
75.      Claim Funds Received Date
76.      Realized Gain or Loss
77.      BK Flag
78.      Bankruptcy Chapter
79.      Actual Bankruptcy Start Date
80.      Actual Payment Plan Start Date
81.      Actual Payment Plan End Date
82.      Date POC Filed
83.      Date Filed Relief/Dismissal
84.      Relief/Dismissal Hearing Date
85.      Date Relief/Dismissal Granted
86.      Post Petition Due Date
87.      Prepayment Flag
88.      Prepayment Waived
89.      Prepayment Premium Collected
90.      Partial Prepayment Amount Collected
91.      Prepayment Expiration Date
92.      Origination Value Date
93.      Origination Value Source
94.      Original Value Amount
95.      FC Valuation Amount
96.      FC Valuation Source
97.      FC Valuation Date


                                     D-2-2

98.      REO Value Source
99.      REO  Value(As-is)
100.     REO  Repaired Value
101.     REO Value Date
102.     Investor/Security Billing Date Sent











                                     D-2-3